                                                                            10.6
                                      LEASE

AGREEMENT OF LEASE made this 29th day of August, 1996, between provided said occurrence is not the direct result of a negligent act by Landlord, ASPEN REALTY AND MANAGEMENT CO., a Florida Corporation, of 2295 Corporate Boulevard, Suite 134, Boca Raton, FL 33431 (hereinafter referred to as "Landlord"), and IMX CORPORATION, a Florida Corporation, of 2295 Corporate Blvd., Suite 131, Boca Raton, FL 33431 (hereinafter referred to as "Tenant").

1. DEMISED PREMISES. Landlord does hereby demise unto Tenant, and Tenant does hereby take from, Landlord, certain premises together with the buildings and improvements located thereon, in the County of Palm Beach, City of Boca Raton, Florida, known as and by the street address 2295 Corporate Boulevard, Suite 131-133, in Executive Court No. 1, Boca Raton, Florida having approximately 1380 square feet based on outside wall dimensions. Tenant acknowledges that the grant of the Demised Premises is subject to zoning, building, local, state and federal regulations affecting the Demised Premises now or hereafter in effect and subject to approval by the Board of Condominiums for One Executive Court.

The unit is leased as a partially furnished unit containing the following furnishings: alarm system, window treatments, carpet, built in desks and credenzas. No furnishings or other items are furnished or leased with the unit other than those listed above. Lessee agrees to return the above items to lessor on the expiration of the tenancy in as good condition as when received, reasonable wear and tear excepted. Lessee by the execution of this agreement accepts the above items as being in good, serviceable condition. Lessee will be responsible for all breakage or other damage to the above items. Parking is available on a non-exclusive basis as per rules and regulations of the Condominiums for One Executive Court.

2. LENGTH OF TERM. The term Of this lease shall be for a period of five (5) years beginning no later than April 1, 1996, and terminating on March 31, 2001, unless sooner terminated as hereinafter provided, plus, if the term commences on other than the first day of a calendar month, the number of days from the commencement to the end of the calendar month in which the commencement occurs.

3. COMMENCEMENT OF TERM. Upon lease execution, Tenant may enter the premises.

4. RENT. Tenant shall pay to Landlord, at the address noted above or at such place as Landlord shall designate in writing from time to time, a gross rental plus applicable Florida Sales tax payable in monthly installments due on the first (1st) day of each month during the term as follows:

      A. Year 1 (April 1, 1996 - March 31, 1997) $ 1,667.50 per month plus Florida sales tax for an annual rental rate of $20,010.00 plus Florida sales tax. The gross rental for any fractional month shall be apportioned. Tenant shall be given one month free rent in year 1.

      B. Year 2 (April 1, 1997 - March 31, 1998) $1,753.75 per month plus Florida sales tax for an annual rental rate of $21,045.00 plus Florida sales tax. The gross rental for any fractional month shall be apportioned.

      C. Year 3 (April 1, 1998 - March 31, 1999) $1,840.00 per month plus Florida sales tax for an annual rental rate of $22,080.00 plus Florida sales tax. The gross rental for any fractional month shall be apportioned.

      D. Year 4 (April 1, 1999 - March 31 ,2000) $1,926.25 per month plus Florida sales tax for an annual rental rate of $23,115.00 plus Florida sales tax. The gross rental for any fractional month shall be apportioned.

      E. Year 5 (April 1, 2000 - March 31, 2001) $2,012.50 per month plus Florida sales tax for an annual rental rate of $24,150.00 plus Florida sales tax. The gross rental for any fractional month shall be apportioned. The last months' rent shall be waived by Landlord provided Tenant is in good standing under the lease terms.

It is the purpose and intent of the parties hereto that the rent herein provided shall, except as expressly provided to the contrary herein, be gross to Landlord. Tenant shall not be responsible for such charges as common area maintenance, Landlord's insurance or taxes; yet Tenant shall be responsible for its own operating costs such as electricity, light bulbs, telephones, janitorial, licenses of every type, personal property taxes, alarm monitoring, signage in accordance with the condominium standards (and removed at lease termination), the expenses associated with the removal of trash and garbage, and its own costs associated with maintenance, cleaning and operations including costs listed in Article 8 below.

If Tenant shall fail to pay when due any installment of Rent, Tenant shall pay Landlord, on demand, an additional sum of ten percent (10%) thereafter representing late charges (or, if such rate be illegal, at the maximum rate then permitted by law) of the amount of such delinquent payment that such payment is overdue.

All Rent shall be paid to Landlord without notice, demand, counterclaim, set off, deduction or defense, and nothing shall suspend, defer, diminish, abate or reduce any rent, except as otherwise specifically provided in this Lease.

5. CONDITION OF THE PREMISES. Tenant shall take possession of the Demised Premises "as is" in broom clean condition and Landlord shall have no obligation to alter, improve, decorate or otherwise prepare the Demised Premises for Tenant's occupancy other than to repaint the premises and install carpet paid for by tenant. Tenant shall not do any construction work or alterations, nor shall Tenant install any equipment other than unattached, movable trade fixtures, without first obtaining Landlord's written approval and consent, not to be unreasonably withheld.

6. USE OF PREMISES. Tenant shall use the Demised Premises solely for the purpose of conducting its business under the name of and be known as "IMX CORPORATION", "THE FORSTER COMPANIES", and any other company/entity of which Bill Forster is an active principal and majority owner in same. Subject to the restrictions set forth below, Tenant shall use and occupy the Demised Premises as consulting offices and for no other purpose. Tenant may only alter said use with the express written consent of Landlord, not to be unreasonably withheld.

Tenant shall keep the premises well-lighted during the hours of operations; keep the premises and exterior and interior portions of windows, doors and all glass or plate glass fixtures in a neat, clean, sanitary and safe condition; not place any weight upon the floors which shall exceed seventy-five (75) pounds per square foot of floor space covered; notify Landlord of any name change of the business operated in the Demised Premises; not conduct any auction, distress, fire or bankruptcy sale (whether real or fictitious) or any fictitious "going out of business" sale; not permit the sale or display of any pornographic material; not place any signs or banners on the exterior of the Premises, including the windows without Landlord's prior written approval; and not use or permit the use of any portion of the Demised Premises for any activity in violation of current zoning standards of operation or in violation of the Board of Condominium practices and covenants for One Executive Court. Landlord has no knowledge of any violations for the premises concerning building or occupancy codes.

Tenant represents that it has examined and is fully familiar with the physical condition of the Demised Premises, the improvements thereon, the sidewalks and structures adjoining the same, subsurface conditions, and the present tenancies, and uses thereof. Lessee accepts the same, without recourse to Landlord, in the condition and state in which they now are, except for the work to be done by Landlord pursuant to the Lease, and agrees that the Demised Premises complies in all respects with all requirements of this Lease. Landlord makes no representation or warranty, express or implied in fact or by law, as to the nature or condition of the Demised Premises, or its fitness or availability for any particular use, or the income from or expenses of operation of the Demised Premises. Landlord shall not be liable for any latent or patent defect therein.

Tenant shall, (A) at its own cost and expense comply with the all governmental laws, ordinances, licensing requirements, orders and regulations affecting the Demised Premises now or hereafter in force; (B) comply with and execute all rules, regulations and requirements of the Condominium Board of One Executive Court or its successors.

Tenant shall not directly or indirectly create or permit to be created or to remain, and shall discharge, any mortgage, lien, security interest, encumbrance or charge on, pledge of or conditional sale or other retention agreement with respect to the Demised Premises or any part thereof, Tenant's interest therein, or any Fixed Rent or other Rent payable under this Lease.

7. ASSIGNMENT & SUBLETTING. Tenant shall not be allowed to assign, sublet, mortgage or encumber this Lease, in whole or in part, under any circumstances without the express written consent of Landlord, unless WILLIAM FORSTER is principal and majority owner of said new entity.

8. REPAIRS. All nonstructural repairs are the responsibility of the tenant. Landlord shall be required to make any repairs or improvements of any kind upon the Demised Premises for necessary exterior structural repairs not caused by negligence of Tenant, it's employees, guests and/or invitees, all other items are the responsibility of the tenant. Tenant shall maintain and care for the H.V.A.C. by obtaining a routine service and maintenance contract with a licensed Florida H.V.A.C. company approved by landlord that at a minimum changes the filters and checks the Freon on a regular basis. Should Tenant comply with the foregoing, Landlord shall be responsible for repair and/or replacement of said H.V.A.C. unit during the term of the lease. Tenant acknowledges that he is taking the premises "as is" and accepts the condition of the premises. Tenant agrees to keep and maintain the Premises in good condition, reasonable wear and tear excepted.

Tenant acknowledges and understands that there is a management company and condominium association for the building common areas. In matters regarding the common areas, building exterior and public bathroom maintenance, Tenant shall first contact the management company or building superintendent for assistance. Landlord will assist Tenant in advocating its position as long as such position is not detrimental to the interests of Landlord, the Landlord having sole discretion thereof.

9. UTILITY CHARGES. Tenant is responsible for its own utility and telephone charges, deposits, alarm maintenance, hook-up fees, if any, and service. Tenant agrees that it will not install any equipment which will exceed or overload the capacity of the current service or present a fire/safety risk.

10. INDEMNITY.

      (A) Tenant does hereby indemnify Landlord and agree to hold it harmless from suits, actions, damages, liability and expense in connection with loss of life, bodily or personal injury or property damage arising from or out of any occurrence in, upon, at or from the Demised Premises or the occupancy or use by Tenant of said Premises or any part thereof, or occasioned wholly or in part by any act or omission by Tenant, its agents, contractors, employees, servants, invitee, licensees or concessionaires, provided said occurrence is not the direct result of a negligent act by Landlord.

      (B) Landlord shall not be responsible or liable for any latent defects in the building or common area of Executive Court outside the demised premises and tenant uses said common areas at its own risk, nor from any injury or damage caused by or resulting from acts of God or the elements, nor for any injury or damage caused by or resulting from negligence in the occupancy, construction, operation, or of use of any portion of the Executive Court Condominium or equipment therein by any person or by or from the at of or any negligence of any occupant of the Executive Court Condominiums except for an act of the landlord.

      (C) Tenant shall give prompt notice to Landlord in case of fire or accident in the Demised Premises or in the building of which the Demised Premises are a part or of any defect therein or in any fixture or equipment.

      (D) In the event Landlord shall, without fault on its part, be made a party to any litigation commenced by or against Tenant, then Tenant shall protect and hold Landlord harmless and shall pay all costs, expenses and reasonable attorneys' fees provided said occurrence is not the direct result of a negligent act by Landlord.

11. DEFAULT. ALL RENTAL PAYMENTS ARE DUE ON OR BEFORE THE FIRST DATE OF EACH MONTH. If Tenant fails to pay any rental or other payment due hereunder within ten (10) days of written notice when said payment is due and owing, or upon its failure to perform any other of the material terms of this lease to be observed or performed by Tenant, or if the Demised Premises become vacant or deserted, or if the Demised Premises are materially damaged by reason of negligence or carelessness of Tenant, its agents, employees or invitee, or if Tenant shall become bankrupt or insolvent, or file any debtor proceedings or take or have taken against Tenant in any court, or should Tenant fail to maintain the required H.V.A.C. or maintenance contracts, then, in any one or more of such events, upon Landlord serving a written three (3) day notice of default for any monetary defaults (fifteen (15) days notice for nonmonetary defaults) upon Tenant specifying the nature of said default and if, at the expiration of said three (3) day period, or fifteen (15) day period as the case may be. Tenant shall have failed to comply with or remedy such default, then Landlord may give Tenant notice of cancellation of this lease and this lease and the term hereunder shall terminate and come to an end immediately, and Tenant shall quit and surrender the Demised Premises to Landlord as if the term hereunder ended by the expiration of the time fixed herein, but Tenant shall remain liable for any and all monies due during the term of the Lease together with interest thereon. Tenant agrees to pay the cost of collection and/or attorneys and brokers fees of the amount collected by suit or attorney after the same is past due and the payment of costs involved to relet the premises to a new tenant.

If an Event of Default shall have occurred and be continuing, Landlord, whether or not the Lease Term shall have been terminated pursuant to this Lease, may enter upon and repossess the Demised Premises or any part thereof by force, summary proceedings, ejectment or otherwise, and may remove Tenant and all other persons and any and all property therefrom.

No expiration or termination of the Lease Term pursuant to this Lease, by operation of law or otherwise (except as expressly provided herein), and no repossession of the Demised Premises or any part thereof pursuant to this Lease or otherwise, shall relieve Tenant of Tenant's obligations or liabilities hereunder, all of which shall survive such expiration, termination or repossession.

No failure by Landlord to insist upon the strict performance of and compliance with any term, covenant or condition hereof or to exercise or enforce any right, power or remedy consequent upon a breach thereof, and no submission by Tenant or acceptance by Landlord of full or partial Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of any such term, covenant or condition. No waiver of any breach of any term, covenant or condition of this Lease shall affect or alter this Lease, which shall continue in full force and effect, or the respective rights, powers or remedies of Landlord or Tenant with respect to any other then existing or subsequent breach.

All of the rights, powers and remedies of Landlord provided for in this Lease or now or hereafter existing at law or in equity, or by statute or otherwise, shall be deemed to be separate, distinct, cumulative and concurrent. No one or more of such rights, powers or remedies, nor any mention of reference to any one or more of them in this Lease, shall be deemed to be in the exclusion of, or a waiver of, any other rights, powers or remedies provided for in this Lease, or now or hereafter existing at law or in equity, or by statute or otherwise. The exercise or enforcement by Landlord of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise or enforcement by Landlord of any or all of such other rights, powers or remedies.

12. ACCESS TO PREMISES. Landlord shall have the right to place, maintain and repair all utility equipment of any kind, in, upon or under the Demised Premises as may be necessary for the servicing of the Demised Premises provided reasonable notice is given to Tenant. In the event of default by Tenant or in the event of emergency, Landlord shall have unencumbered access to the premises. Landlord shall also have the right to enter the Demised Premises, at reasonable time and with reasonable notice, to inspect or to exhibit the same to prospective purchasers, mortgagees and tenants, and to make such repairs, additions, alterations or improvements as Landlord may deem desirable. If Tenant shall not be personally present to permit an entry into said Premises when for any reason an entry therein shall be permissible, Landlord may enter the same by the use of force without rendering Landlord liable therefor (except to repair any damage to the entry point by reason of any forcible entry) and without in any manner affecting Tenant's obligations under this lease. Landlord may place upon the said Premises "To Let" or "For Sale" signs if Tenant is in arrears, in default or during the last 120 days of the lease term. Other than the foregoing, Landlord shall allow for Tenant to have quiet enjoyment of the premises.

13. END OF TERM. At the expiration of this lease, Tenant shall surrender the Demised Premises, broom clean, in substantially equivalent condition, reasonable wear and tear excepted, as said Premises were in upon delivery of possession thereto under this lease and shall deliver all keys to Landlord.

14. HOLDING OVER. Any holding over after the expiration of the term or any renewal term shall be construed to be a tenancy from month to month at a rent equal to One Hundred Fifty (150%) percent of the Monthly Rent as at the end of the term and shall otherwise be bound by the terms and conditions herein specified so far as applicable.

15. NOTICES. Any notice, demand, request or other instrument which may be or is required to be given under this lease shall be in writing and mailed by United States Certified or Registered Mail/Return Receipt Requested, postage-prepaid, and shall be addressed (a) if to Landlord, at the address as hereinabove given, and (b) if to Tenant, at the address as hereinabove given OR to the address of the demised premises. Either party may at any time designate such other address or party to whom such written notice shall be sent.

16. BROKER. Landlord and Tenant each represent and warrant that NO Broker and/or real estate agent instrumental in consummating this lease. Each party hereto agrees to hold the other harmless and indemnify the other against any claims relating to any broker concerning the Demised Premises.

17. RULES AND REGULATIONS. Tenant agrees to adhere to all rules and regulations of the Executive Court Condominium Association. Failure to abide thereto shall be a material breach of this Lease and grounds for default.

18. CORPORATE TENANTS. In the event Tenant hereunder is a corporation, the persons executing this lease on behalf of the Tenant hereby covenant and warrant that Tenant is a duly constituted corporation, qualified to do business in the State of Florida and licensed to do business in Palm Beach County and the city of Boca Raton, Florida, and that such persons are duly authorized by the governing body of such Tenant to execute and deliver this lease on behalf of Tenant to Landlord or its agent. Tenant shall maintain said corporation in good standing with the Florida Department of State at all times during said Lease.

19. SECURITY. Tenant has deposited with Landlord the sum of $1,667.50 as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease; it is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including. but not limited to, the payment of rent and additional rent, Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenant and conditions of this Lease, including but not limited to, any damages or deficiency in the re-letting of the premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the security shall be returned to Tenant after the date fixed as the end of the lease and after delivery of entire possession of the demised premises to Landlord. Tenant agrees that Landlord is under no obligation to place said monies in an interest bearing account or separate account.

20. INSURANCE. Tenant shall maintain at its own cost and expense:

      (A) COMPREHENSIVE GENERAL LIABILITY INSURANCE covering the Demised Premises on an occurrence basis with minimum limits of liability in an amount equal to One Million and 00/100 ($1,000,000) Dollars for bodily injury, personal injury, death and to property. Such policy shall name Landlord as additional insured and certificate holder and shall provide that the same may not be canceled or terminated without at least thirty (30) days' written notice to Landlord by the insurance company issuing such policy, and that no act or omission to act of the Tenant shall invalidate such insurance as to Landlord;

      (B) FIRE INSURANCE in an amount adequate to cover the cost of replacement of all improvements, fixtures and contents in the Demised Premises in the event of fire, perils covered by extended coverage, vandalism, and malicious mischief.

      (C) PLATE GLASS INSURANCE must be obtained by Tenant in an amount necessary to cover the demised premises.

Prior to occupancy of the demised premises, and thereafter not less than thirty
(30) days prior to the expiration date of any policy delivered pursuant to this Article, Tenant shall deliver to Landlord, adequate evidence of said policies or renewal policies, as the case may be, required by this Lease, bearing notations evidencing the payment of the premiums therefor. In lieu of any such policies, Tenant may deliver certificates of the insurer, in form and substance satisfactory to Landlord, as to the issuance and effectiveness of such policies and the amounts of coverage afforded thereby, accompanied by copies of such policies.

Tenant shall not conduct any business or venture that results in the increase of Landlord's insurance costs.

Tenant's failure to carry the aforesaid insurance coverage, shall be a material breach of this Lease and a grounds for default.

21. CASUALTY. If the Demised Premises or any part of the building within which the Demised Premises are located (the "Building") shall be damaged by fire or other casualty and such damage renders all or a substantial portion of the Demised Premises or the Building untenantable and such damage cannot be repaired within one hundred twenty (120) days from the date such damage occurred, then either Landlord or Tenant shall have the right to terminate this Lease as of the date of such damage upon giving notice to the other. Unless this Lease is terminated as provided in the preceding sentence, Landlord shall proceed with reasonable promptness to repair and restore the Demised Premises to the condition the same was in at the commencement of the lease.

In the event any such fire or casualty should render the Demised Premises substantially untenantable for more than two (2) consecutive business days and if this Lease shall not have been terminated pursuant to the foregoing provision by reason of such damage, the rent shall abate during the period beginning with the date of such damage and ending with the date when Landlord completes its repair and restoration work to the Demised Premises. Such abatement shall be in an amount bearing the same ratio to the total amount of the Rent for such period as the portion of the Demised Premises rendered untenantable as a result of such damage bears to the entire Demised Premises. In the event of termination of this Lease pursuant to this provision, the Rent shall be apportioned on a per diem basis and be paid to the date of such fire or other casualty.

22. ADDITIONAL PROVISIONS. This Lease shall bind the parties and their successors, heirs, executors and successors as the case may be. This Lease may be changed or modified only by an instrument in writing signed by the party against which enforcement of such change or modification is sought. Tenant acknowledges that it has not relied upon any statement, representation, prior or contemporaneous written or oral promises, agreements, or warranties, except such as are expressed herein. It is acknowledged that each of the parties hereto has contributed substantially to the content of this lease. Accordingly, this lease shall not be more strictly construed against either party hereto by reason of the fact that one party may have drafted or prepared any or all of the terms and provisions hereof.

23. PETS. No pets are allowed on the premises except for seeing eye dogs as required.

24. SMOKING. The demised premises is hereby designated a non-smoking area. Any damage to the demised premises caused by failure to observe this lease provision by the tenant, its employees or guests will be deducted from security or added to rental amounts or due and owing.

25. MAINTENANCE CONTRACT(S). Tenant shall be responsible for the preventive and routine maintenance of the alarm, plumbing, electrical, heating ventilation and air conditioning systems and water heater. Tenant agrees to enter into a preventative maintenance agreement, which includes replacement if non-repairable, with a reputable service firm approved by the landlord to provide said maintenance during the term of the lease. A copy of said maintenance agreement(s) shall be supplied to landlord within ten (10) days after occupancy of the demised premises.

26. EXCULPATION. Neither landlord nor any general or limited partner, any direct or indirect partner, incorporator, shareholder, mortgagee, trustee, officer or director, disclosed or undisclosed, past, present or future partner of landlord shall be personally liable for any liability or obligation of landlord to tenant in connection with this lease. Tenant will look solely to the interest of landlord in the premises to satisfy any claims tenant may have against landlord with respect to such liabilities and obligations.

27. RADON GAS. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding Radon and Radon testing may be obtained from your public health unit.

28. HAZARDOUS MATERIALS. Tenant shall not generate, store, handle or use any hazardous effluent, materials or substances in excess of lawful standards, or prohibited by code, anywhere in the demised premises or condominium complex.

29. RIGHT OF FIRST REFUSAL. Provided tenant has not been in material default of this lease and same has not been timely remedied as per this lease, if the adjacent premises become available at a rental rate and terms which landlord has determined in its sole discretion or be acceptable, landlord shall provide tenant a written outline of the terms and conditions of such offer on the same terms and conditions as would be offered to a prospective tenant. Landlord and Tenant agree to negotiate in good faith. In order to exercise the right, tenant must deliver written notice of such exercise to landlord not later than twenty
(20) business days after landlord's notice. The right shall be null and void should tenant fail to exercise it within said twenty (20) business days and landlord shall thereafter be free to deal with the prospective tenants in connection with the demised premises as landlord sees fit.

IN WITNESS WHEREOF, the parties hereto have respectively signed and sealed this lease the day and year first above written.

                                           LANDLORD:


                                           ASPEN REALTY AND MANAGEMENT CO.

                                           By:  /s/ LEE MAX ROTHMAN
-----------------------------------           ----------------------------------
                                              LEE MAX ROTHMAN, President
-----------------------------------
                                           TENANT:


                                           IMX CORPORATION

                                           By:  /s/ BILL FORSTER
-----------------------------------           ----------------------------------
                                                  Authorized Signature
-----------------------------------
                                           Title:     President
                                                 -------------------------------

(CORPORATE SEAL)

                                    GUARANTY

      For value received and in consideration for and as an inducement to landlord making the within Lease with Tenant, the undersigned, on behalf of him or herself, his or her legal representatives, heirs, successors and assigns, jointly and severally, absolutely and unconditionally guarantees to Landlord, Landlord's successors and assigns, the full performance and observance of all the provisions therein provided to be performed and observed by Tenant, including the rules and regulations, without requiring any notice of non-payment, non-performance, or non-observance, or proof, or notice, or demand, whereby to charge the undersigned therefore, all of which the undersigned expressly waives and agrees that the validity of this agreement and the obligations of the undersigned guarantor hereunder shall of be terminated, affected or impaired by reason of the assertion by Landlord against Tenant of any of the rights or remedies reserved to Landlord pursuant to the provisions of the within Lease. The undersigned further agrees that this guaranty shall remain and continue in full force and effect as to any renewal, modification or extension of this Lease. As a further inducement to Landlord to make this Lease and in consideration thereof, Landlord and the undersigned agree that, in any action or proceeding brought by either Landlord or the undersigned against the other on any matters whatsoever arising out of, or by virtue of the terms of this lease or of this guaranty, Landlord and the undersigned shall, and do hereby, absolutely and unconditionally waive trial by jury. In the event Landlord incurs any expenses in the enforcement of this guaranty, whether legal action be instituted or not, the undersigned agrees to be liable for same (including, without limitation, reasonable attorneys' fees) and to pay same promptly on demand by Landlord. The undersigned acknowledges receipt of a complete copy of the Lease with all exhibits and other attachments, if any, and this guaranty. Said guarantor shall only be responsible for a monetary amount equal to six (6) months' rent at the highest level called for under the lease together with any costs, interest, attorneys fees and court costs incurred by Landlord or its agents to enforce said guaranty.

                                         DATE: March 29/96
                                               ---------------------------------

WITNESSES:

      /s/ [unintelligible]               SIGNATURE: /s/ Bill Forster
-----------------------------------                -----------------------------
                                         PRINT NAME:       BILL FORSTER
-----------------------------------                 ----------------------------
                                         HOME ADDRESS:
                                                      --------------------------

                                         ---------------------------------------